UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 4.01. Change in Registrant’s Certifying Accountant.

As previously disclosed, on May 26, 2020, each of the Audit Committee of our board of directors and the full board of directors approved the dismissal of Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm and the engagement of Squar Milner LLP as the independent registered public accounting firm to audit Qualigen, Inc.’s financial statements for the fiscal year ended March 31, 2020. This Amendment No. 1 amends our Current Report on Form 8-K (which was filed on May 29, 2020) to provide the letter addressed to the Securities and Exchange Commission from MHM stating whether or not MHM agrees with the statements we had informed MHM we would be making in such Current Report in response to Item 4.01 and, if not, stating the respects in which MHM does not agree. A copy of MHM’s letter, dated June 2, 2020, is attached as Exhibit 16.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01. Other Events.

In addition to the other disclosures under these items we made in the Current Report on Form 8-K we filed on May 29, 2020:

As previously disclosed in the joint proxy and consent solicitation statement/prospectus we filed with the Securities and Exchange Commission on April 6, 2020, effective on the date of our merger transaction with Qualigen, Inc. (May 22, 2020) our fiscal year was changed to a March 31 fiscal-year-end fiscal year in view of Qualigen, Inc.’s “accounting acquirer” status.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Mayer Hoffman McCann P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: June 3, 2020	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer